Exhibit 4.1

                        S-8 STOCK DISTRIBUTION AGREEMENT

THIS AGREEMENT dated for reference the 12th day of November, 2002

AMONG:

     ModernGroove Entertainment, Inc., a public company duly incorporated pursuant to the laws of the State of Nevada, having offices at Suite 9, 1801 East Tropicana, Las Vegas, Nevada 89119 and trading on the Over-The-Counter Bulletin Board Exchange ("OTC-BB") under the symbol "MODG";

     (hereinafter referred to as "MODG")

                                            OF THE FIRST PART

AND:

     Immediatek, Inc., a private company duly incorporated pursuant to the laws of the State of Texas, and having offices at Suite 1200, 2435 North Central Expressway, Richardson, Texas 75080;

     (hereinafter referred to as "Immediatek")

                                            OF THE SECOND PART

WHEREAS:

(A) Immediatek is a privately-held ESP company, the business of which is more-fully described in the August 2002 Business Plan incorporated by reference herein;

(B) MODG is a fully-reporting publicly-traded company in good standing and current in all filings with the U. S. Securities and Exchange Commission ("SEC"); and,

(C) MODG and Immediatek have agreed upon signing and closing of the MODG-Immediatek Merger Agreement that Immediatek shall immediately file with the SEC for approval of a forty million (40,000,000) share S-8 offering according to the terms and conditions hereafter set out;

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the sum of $10.00 now paid by MODG to Immediatek, and for other good and valuable







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consideration, the receipt and sufficiency whereof is hereby acknowledged by
Immediatek, the parties agree as follows:

ARTICLE 1 - INTERPRETATION
--------------------------

1.1  Interpretation

In this Agreement, unless otherwise provided:

(a) Any words defined elsewhere in the Agreement shall have the particular meaning ascribed thereto;

(b) Words (including defined terms) using or importing the singular number include the plural and vice versa and words importing one gender only shall include all genders and words importing persons in this Agreement shall include individuals, partnerships, corporations and any other entities, legal or otherwise;

(c) The headings used in this Agreement are for ease of reference only and shall not affect the meaning or the interpretation of this Agreement;

(d) Unless otherwise stated, a reference herein to a numbered or lettered ARTICLE, paragraph, clause or schedule refers to the ARTICLE, paragraph, clause or schedule bearing that number or letter in this Agreement. A reference to "this Agreement", "hereof", "hereunder", "herein" or words of similar meaning, means this Agreement including the schedules hereto, together with any amendments thereof.


1.2  Currency

All dollar amounts expressed herein shall be currency of the United States of America.


ARTICLE 2 - REPRESENTATIONS AND WARRANTIES
------------------------------------------

2.1  Mutual Representations and Warranties

MODG and Immediatek represents and warrants to one another and the other parties hereto that:




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(a)  it is a body corporate duly incorporated or continued, organized and validly subsisting under the laws of its incorporating or continued jurisdiction; and,

(b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement; and,

(c) all corporate authorizations have been obtained for the execution of this Agreement and for the performance of its obligations hereunder; and,

(d) no proceedings are pending for and it is unaware of any basis for the institution of any proceedings leading to its dissolution or winding-up.


2.2  MODG's Representations and Warranties

MODG represents and warrants to Immediatek that:

(a) MODG is a Nevada corporation, and is in good standing with all applicable Federal, State and local regulatory authorities;

(b) There are no proceedings pending for, nor is MODG aware of any basis for the institution of any proceedings leading to the placing of MODG into bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(c) There are no outstanding agreements or options to acquire or purchase the Restricted Common Shares or any portion thereof;

(d) The Board of Directors of MODG has adopted a binding resolution authorizing MODG to enter into this agreement, and to perform all of the acts contemplated herein.


2.3  Immediatek's Representations and Warranties

Immediatek represents and warrants to MODG that:

(a) Immediatek is the legal and beneficial owner of the ESP Business described in the August 2002 Business Plan;

(b) Immediatek is a Texas corporation, and is in good standing with all applicable Federal, State and local regulatory authorities;

(c) There are no proceedings pending for, nor is Immediatek aware of any basis for the institution of any proceedings leading to the placing of Immediatek into bankruptcy or subject to any other laws governing the affairs of insolvent corporations; and,

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(d)  The Board of Directors of Immediatek has adopted a binding resolution authorizing Immediatek to enter into this agreement, and to perform all of the acts contemplated herein.


2.4  Survival of Representations and Warranties

The representations and warranties contained in this Article are conditions on which the parties have relied in entering into this Agreement and shall survive the execution, and each party will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement. A party may waive any of such representations, warranties, covenants, agreements or conditions in whole or in part at any time without prejudice of its right in respect of any other breach of the same or any other representation, warranty, covenant, agreement or condition.

This is the sole Agreement between the parties, and the terms and conditions of this Agreement shall replace and supercede any and all other agreements between the parties. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The provisions and terms of this Agreement shall be binding upon the successors, assigns and heirs of all parties hereto.


ARTICLE 3 - DISTRIBUTION OF S-8 SHARES
--------------------------------------

3.1  Terms & Conditions of S-8 Share Distribution

Immediately upon signing the Merger Agreement with Immediatek, MODG shall file the necessary paperwork with the U. S. Securities & Exchange Commission for an S-8 Share Offering in the amount of forty million (40,000,000) free-trading MODG common shares (the "S-8 Shares").

The S-8 shares shall be used for executive compensation and management consulting services over the 2002-2003 period necessary for the growth and expansion of the ESP Business.

Each of the individuals noted below will enter into separate consulting agreements with Immediatek detailing the services to be rendered to the company, as well as the term of their consulting agreements. The parties to this Agreement (and or their successors/assigns) understand that the S-8 Shares shall be distributed by Immediatek as follows:

Mr. Zach Bair              two million fifty thousand (2,050,000) free-trading
                           common shares

Mr. Tim DeWitt             one million four hundred fifty thousand (1,450,000)
                           free-trading common shares

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Mr. Walt Riddick           five hundred thousand (500,000) free-trading
                           common shares

Mr. Frank Merhib           eleven million three hundred thirty-three thousand
                           three hundred thirty-four (11,333,334) free-trading common shares

Mr. Stephen Doppler        eleven million three hundred thirty-three thousand
                           three hundred thirty-three (11,333,333) free-trading common shares

Mr. Norman Olshansky       six million six hundred sixty-six thousand six
                           hundred sixty-seven (6,666,667) free-trading common shares

Mr. Brian Kitts            six million six hundred sixty-six thousand six
                           hundred sixty-seven (6,666,667) free-trading common shares

The above-mentioned businesses and individuals (and/or their successors or assigns) shall promptly provide Immediatek with the necessary information (mailing addresses and Social Security numbers) so that Immediatek may facilitate the issuance and delivery of the S-8 Shares.


ARTICLE 4  -  JURISDICTION & ARBITRATION
----------------------------------------

4.1   Choice of Law

All matters arising out of this Agreement shall be determined and decided under the laws, regulations and rules of the State of Texas in the jurisdiction in which Immediatek is located.

4.2   Single Arbitrator

Any matter required or permitted to be referred to arbitration hereunder will be determined by a single arbitrator to be appointed by the parties hereto.

4.3   Prior Notice

Any party may refer any such matter to arbitration by written notice to the other party and, within ten (10) days after receipt of such notice, the parties will agree on the appointment of an arbitrator.

No person will be appointed as an arbitrator hereunder unless such person agrees in writing to act.

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4.4   No Agreement on the Arbitration

If the parties cannot agree on a single arbitrator as provided in this Section 4.4, or if the person appointed is unwilling or unable to act, either party may submit the matter to arbitration before a single arbitrator in accordance with the laws governing arbitration within the State of Texas, more specifically, the rules and regulations of the American Arbitration Association.


4.5   Conduct of Arbitration

Except as specifically provided in this Article 4, an arbitration hereunder shall be conducted in accordance with the rules and regulations of the American Arbitration Association. The arbitrator shall fix a time and place within the jurisdiction in which the Property is located for the purpose of hearing the evidence and representations of the parties and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this Article 4. After hearing any evidence and representations that the parties may submit, the arbitrator shall make an award and reduce the same to writing and deliver one copy thereof to each of the parties. The decision of the arbitrator will be made within forty-five (45) days after his appointment, subject to any reasonable delay due to unforeseen circumstances. The expense of the arbitration shall be paid as specified in the award. The award of the single arbitrator shall be final and binding upon each of the parties.


ARTICLE 5 -  GENERAL
--------------------

5.1     Time of the Essence

Time shall be of the essence of this Agreement.

5.2     Further Acts

Subject to the other Sections of this Agreement, each party shall make reasonable efforts in good faith, at the request of any other party, and at the expense of the requesting party, to execute and deliver any further documents and do all acts and things as that party may reasonably require in order to carry out the true intent and meaning of this Agreement.

5.3     No Partnership

Nothing in this Agreement or in the relationship of the parties hereto shall be construed as in any sense creating a partnership among the parties or as giving to any party any of the rights or subjecting any party to any of the creditors of the other parties.

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5.4     Parties of Interest

This Agreement shall enure to the benefit of and be binding upon the parties and their respective personal representatives, administrators, heirs, successors and permitted assigns.


5.5     Governing Law

This Agreement shall be construed and governed exclusively by the regulations and rules of the United States of America in the Federal jurisdiction in which the Property is located, except where matters are expressed herein to be subject to arbitration, the laws of the United States of America applicable therein, and the Federal courts of the United States of America shall have exclusive jurisdiction to hear and determine all disputes arising hereunder.

Each of the parties hereto irrevocably attorns to the jurisdiction of said courts and consents to the commencement of proceedings in such courts.

This Section shall not be construed to affect the rights of a party to enforce a judgement or award outside the United States of America, including the right to record and enforce a judgement or award in any other jurisdiction or the jurisdiction in which the Property is situated.


5.6     Survival

Each party hereby agrees that all representations, warranties and other provisions contained in this Agreement shall forever survive the execution and delivery of this Agreement.


5.7     Severability

The invalidity or unenforceability of any provision in this Agreement shall not affect the validity or enforceability of any other provision or part of this Agreement, and the parties hereby undertake to renegotiate in good faith any such invalid or unenforceable provision, with a view to concluding valid and enforceable arrangements as nearly as possible the same as those contained in this Agreement.


5.8     Entire Agreement

The provisions contained in this Agreement constitute the entire agreement between the parties with respect to the subject matter and supersede all prior communications, proposals, representations and agreements, whether oral or written, with respect to the subject matter of this Agreement.

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5.9     Notices

All notices, demands and payments under this Agreement must be in writing and sent by certified mail, or may be delivered personally or by facsimile transmission to the addresses as first written above, or such other addresses as may from time to time be notified in writing by the parties followed by the mailing of such notice by certified mail.


5.10    Independent Legal Advice

The parties to this Agreement acknowledge and agree that they have had opportunity to seek independent legal advice with respect to the subject matter of this Agreement and, further, each of parties hereby represent and warrant to the other party that they have sought independent legal advice or waived such advice.


5.11    Waiver

Failure by any party hereto to insist in any instance upon the strict performance of any one of the covenants contained herein shall not be construed as a waiver or relinquishment of such covenant. No waiver by any party hereto of any such covenant shall be deemed to have been made unless expressed in writing and signed by the waiving party.


5.12    Amendments

No term or provision hereof may be amended except by an instrument in writing signed by all of the parties to this Agreement.


5.13    Counterparts

This Agreement may be executed in several counterparts (including by fax), each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original and such counterparts together shall constitute one and the same instrument.






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IN WITNESS WHEREOF the corporate seals of Immediatek and MODG have been hereunto affixed in the presence of their duly authorized officers in that behalf.


ModernGroove Entertainment, Inc.




By:
                   -----------------------------------------
Name:
Position:



STATE OF UTAH            )
                         ) ss.
COUNTY OF                )
          ---------------


     On this      day of November, 2002, personally appeared before me, a
             ----
notary public,
                       , who acknowledged that he had executed the above
-----------------------
instrument.



                                        -----------------------------------
                                        Notary Public in and for said state



           (SEAL)











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Agreed to and accepted by the undersigned on this 18 day of November, 2002:


Immediatek, Inc.



By:          /s/ Zach Bair
             ---------------------------------------
Name:        Zach Bair
Position:    CEO



STATE OF FLORIDA        )
                        )  ss.
COUNTY OF BROWARD       )
          --------------

       On this 18 day of November, 2002, personally appeared before me, a notary public,
DL# TEXAS
DL# 14654061 , who acknowledged that he had executed the above instrument.
-------------


                                        /s/ Susan Tipps
                                        -----------------------------------
                                        Notary Public in and for said state


                            ----------------------------------------------------
          (SEAL)            - Notary Public           SUSAN TIPPS              -
                            -    (SEAL)        MY COMMISSION # CC 799305       -
                            -  State of        EXPIRES: December 23, 2002      -
                            -  Florida   Bonded Thru Notary Public Underwriters-
                            ----------------------------------------------------







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Immediatek, Inc.-Modern Groove Entertainment, Inc. Merger Agreement
                                                              November 18 2002

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